Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 17, 2015, relating to the consolidated financial statements, which appears in Foamix Pharmaceuticals Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Kesselman & Kesselman
Tel Aviv, Israel	Kesselman & Kesselman
April 9, 2015	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited